Exhibit 99.1

Globus Medical Reports Full Year and Fourth Quarter 2014 Results
Record Sales and Profits

AUDUBON, PA, February 25, 2015: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the fourth quarter and year ended December 31, 2014.

Fourth Quarter:

•	Worldwide sales were $128.8 million, an 11.8% increase from the fourth quarter of 2013

•	Fourth quarter net income was $27.6 million

•	Earnings per fully diluted share were $0.29

•	Non-GAAP Adjusted EBITDA was 36.7% of sales

•	Non-GAAP Adjusted diluted earnings per share were $0.30

Full Year 2014:

•	Worldwide sales were $474.4 million, up 9.2% over 2013

•	Net income for the year was $92.5 million

•	Fully diluted earnings per share were $0.97

•	Non-GAAP Adjusted EBITDA was 36.1% of sales

•	Non-GAAP Adjusted diluted earnings per share were $1.01

“2014 was a great year for Globus Medical. Sales grew by 9.2%, reaching $474.4 million, and full year Non-GAAP Adjusted EBITDA increased by 140 basis points to 36.1% of sales. We launched 16 new products, made steady progress on our robotics project, and successfully completed the acquisition of Transplant Technologies of Texas,” commented David Paul, Chairman and CEO. “This performance was the result of continued execution of our strategy of robust product innovation, sales force expansion, and disciplined expense control. I am very proud of the performance of our team in 2014 and remain confident in our ability to produce industry leading growth and outstanding profitability.”

Dave Demski, President and COO, added, “Our fourth quarter sales performance capped a strong year of profitable growth. Fourth quarter worldwide sales were a record $128.8 million, an increase of 11.8% over the fourth quarter of 2013. Non-GAAP Adjusted EBITDA remained strong at 36.7% of sales.”

Net income for the year ending December 31, 2014 was $92.5 million, or $0.97 per diluted share, as compared to $68.6 million, or $0.73 per diluted share, for 2013. Non-GAAP net income for the year ending December 31, 2014 was $96.2 million, or $1.01 per diluted share, as compared to $84.4 million, or $0.90 per diluted share, for 2013. For the quarter ending December 31, 2014, net income was $27.6 million or $0.29 per diluted share, as compared to $21.0 million, or $0.22 per diluted share, for 2013. Non-GAAP net income for the quarter ending December 31, 2014 was $28.8 million, or $0.30 per diluted share, as compared to $24.0 million, or $0.25 per diluted share, for 2013. The fourth quarter EPS was positively impacted by $0.01 per share due to the extension of the R&D tax credit for fiscal year 2014.

Non-GAAP Adjusted EBITDA for the year and quarter ending December 31, 2014 were 36.1% and 36.7% of sales, respectively. This compares to non-GAAP Adjusted EBITDA of 34.7% and 37.3% of sales for year and quarter ending December 31, 2013, respectively.

Cash, cash equivalents and marketable securities ended the year at $304.1 million, increasing by $28.6 million during year. The company remains debt free.

As previously announced, the company expects 2015 sales to be approximately $510 million and earnings per fully diluted share to be approximately $1.01 per share.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2014 fourth quarter and full year results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Wednesday, March 11, 2015. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 2863-3216.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, Adjusted EBITDA, which represents net income before interest (income)/expense, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of acquisition-related contingent consideration in connection with business acquisitions and other acquisition related costs, provision for litigation and provision for litigation - cost of goods sold, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. In addition, for the periods ended December 31, 2014 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share, respectively, before provisions for litigation and provision for litigation - cost of goods sold, net of the tax effects of such provisions. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operative performance from period to period as they remove the effects of litigation, which we believe are not reflective of underlying business trends. We also define the non-GAAP measure of Free Cash Flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.

Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share and Free Cash Flow are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share and Free Cash Flow may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Sales	$128,801	$115,245	$474,371	$434,459
Cost of goods sold	31,276	26,774	110,857	100,343
Gross profit	97,525	88,471	363,514	334,116

Operating expenses:
Research and development	8,404	6,418	31,687	26,870
Selling, general and administrative	47,709	45,669	187,798	182,518
Provision for litigation	1,768	4,637	5,667	23,055
Total operating expenses	57,881	56,724	225,152	232,443

Operating income	39,644	31,747	138,362	101,673
Other income/(expense), net	(166)	73	280	328
Income before income taxes	39,478	31,820	138,642	102,001
Income tax provision	11,840	10,835	46,157	33,389

Net income	$27,638	$20,985	$92,485	$68,612

Earnings per share:
Basic	$0.29	$0.22	$0.98	$0.74
Diluted	$0.29	$0.22	$0.97	$0.73
Weighted average shares outstanding:
Basic	94,573	93,327	94,227	92,647
Diluted	95,670	94,629	95,457	94,192

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands, except par value)	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$82,265	$89,962
Restricted cash	23,370	—
Short-term marketable securities	146,439	148,962
Accounts receivable, net of allowances of $1,647 and $1,581, respectively	75,430	62,414
Inventories	90,945	70,350
Prepaid expenses and other current assets	5,742	5,080
Income taxes receivable	5,772	2,723
Deferred income taxes	40,062	37,317
Total current assets	470,025	416,808
Property and equipment, net of accumulated depreciation of $118,544 and $99,910, respectively	69,475	64,150
Long-term marketable securities	75,347	36,528
Intangible assets, net	34,529	29,537
Goodwill	53,196	18,372
Other assets	975	909
Total assets	$703,547	$566,304

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	15,904	10,073
Accounts payable to related-party	5,359	2,656
Accrued expenses	61,499	51,125
Income taxes payable	569	2,358
Business acquisition liabilities, current	6,081	1,730
Total current liabilities	89,412	67,942
Business acquisition liabilities, net of current portion	20,195	15,528
Deferred income taxes	5,166	6,385
Other liabilities	3,320	4,089
Total liabilities	118,093	93,944
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 94,706 and 93,443 shares at December 31, 2014 and December 31, 2013, respectively	95	93
Additional paid-in capital	175,242	153,987
Accumulated other comprehensive loss	(1,657)	(1,009)
Retained earnings	411,774	319,289
Total equity	585,454	472,360
Total liabilities and equity	$703,547	$566,304

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended
(In thousands)	December 31, 2014	December 31, 2013
Cash flows from operating activities:
Net income	$92,485	$68,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,754	19,397
Amortization of premium on marketable securities	2,680	2,358
Provision for excess and obsolete inventories	6,962	8,212
Stock-based compensation	7,111	5,177
Allowance for doubtful accounts	318	693
Change in deferred income taxes	(4,379)	(14,858)
(Increase)/decrease in:
Restricted cash	(23,370)	—
Accounts receivable	(12,667)	(9,612)
Inventories	(18,001)	(16,678)
Prepaid expenses and other assets	(249)	(2,955)
Increase/(decrease) in:
Accounts payable	4,628	1,840
Accounts payable to related party	2,703	100
Accrued expenses and other liabilities	4,018	26,963
Income taxes payable/receivable	(4,821)	4,222
Net cash provided by operating activities	79,172	93,471

Cash flows from investing activities:
Purchases of marketable securities	(251,422)	(240,892)
Maturities of marketable securities	184,567	40,560
Sales of marketable securities	27,737	13,637
Purchases of property and equipment	(24,754)	(23,680)
Acquisition of businesses	(36,128)	(16,775)
Net cash used in investing activities	(100,000)	(227,150)

Cash flows from financing activities:
Payment of business acquisition liabilities	(1,200)	(1,300)
Proceeds from issuance of common stock	9,738	7,555
Excess tax benefit related to nonqualified stock options	4,408	4,756
Net cash provided by financing activities	12,946	11,011

Effect of foreign exchange rate on cash	185	230

Net decrease in cash and cash equivalents	(7,697)	(122,438)
Cash and cash equivalents, beginning of period	89,962	212,400
Cash and cash equivalents, end of period	$82,265	$89,962

Supplemental disclosures of cash flow information:
Interest paid	32	96
Income taxes paid	$51,096	$38,719

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands, except percentages)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income	$27,638	$20,985	$92,485	$68,612
Interest income, net	(228)	(131)	(805)	(467)
Provision for income taxes	11,840	10,835	46,157	33,389
Depreciation and amortization	5,697	5,186	21,754	19,397
EBITDA	44,947	36,875	159,591	120,931
Stock-based compensation	1,900	1,312	7,111	5,177
Provision for litigation	1,768	4,637	5,667	23,055
Provision for litigation - cost of goods sold	—	—	—	1,260
Change in fair value of acquisition-related contingent consideration	(1,353)	110	(937)	120
Adjusted EBITDA	$47,262	$42,934	$171,432	$150,543
Adjusted EBITDA as a percentage of sales	36.7%	37.3%	36.1%	34.7%
Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income	$27,638	$20,985	$92,485	$68,612
Provision for litigation, net of taxes	1,138	3,037	3,665	14,934
Provision for litigation - cost of goods sold, net of taxes	—	—	—	816
Non-GAAP Net Income	$28,776	$24,022	$96,150	$84,362
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(Per share amounts)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Diluted earnings per share, as reported	$0.29	$0.22	$0.97	$0.73
Provision for litigation, net of taxes	0.01	0.03	0.04	0.16
Provision for litigation - cost of goods sold, net of taxes	—	—	—	0.01
Non-GAAP diluted earnings per share	$0.30	$0.25	$1.01	$0.90

Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net cash provided by operating activities	$1,945	$32,658	$79,172	$93,471
Adjustment for impact of restricted cash	23,370	—	23,370	—
Purchases of property and equipment	(9,095)	(5,205)	(24,754)	(23,680)
Non-GAAP free cash flow	$16,220	$27,453	$77,788	$69,791
Liquidity and Capital Resources:

(Unaudited)	December 31, 2014	December 31, 2013
(In thousands)
Cash and cash equivalents	$82,265	$89,962
Short-term marketable securities	146,439	148,962
Long-term marketable securities	75,347	36,528
Total cash, cash equivalents and marketable securities	$304,051	$275,452

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$380,613	$348,866

Contact:
Ed Joyce
Director, Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com